UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.20549

SCHEDULE 14C INFORMATION
INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
☐ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒ Definitive Information Statement

A.G. VOLNEY CENTER, INC.
-------------------
(Name of registrant as Specified in its Charter)

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A.G. VOLNEY CENTER, INC.
124 Lincoln Avenue South, Liverpool, NY, 13088
__________________________________________

NOTICE OF ACTION TO BE TAKEN WITHOUT A MEETING
__________________________________________

April 5, 2010

Dear Stockholders:

The purpose of this letter and the enclosed Information Statement is to inform you that stockholders holding a majority of our outstanding common stock have executed written consents in lieu of a meeting to approve:

o
to authorize the designation of the Company’s 10,000,000 Million (10,000,000) shares of preferred stock, $0.001 par value per share as  blank check preferred stock, par value of $.001 per share, (the “Amendment”) the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of which may be established from time to time by the Board of Directors of the Company without approval of the stockholders and which may be issued in one or more series (“Blank Check Preferred Stock”)

On March 25, 2010, our board of directors and stockholders holding approximately 73.86% of our outstanding common stock executed written consents approving the Amendment. The consents we have received constitute the only stockholder approval required for the Amendment under Delaware corporate law and our existing Certificate of Incorporation and Bylaws. Pursuant to Rule 14c-2 of the Securities Exchange Act, stockholder approval of these amendments will not become effective before April 26, 2010, which is 21 calendar days after April 5, 2010, the approximate date we will first mail the Information Statement to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of holders of a majority of our outstanding common stock to approve the Amendment satisfies all applicable stockholder voting requirements, we are not asking you for a proxy; please do not send us one. We are furnishing the Information Statement to you solely to inform you of the approval of the Amendment by holders of a majority of our outstanding common stock. Section 228 of the Delaware General Corporation Law requires that we notify you of these approvals because they were obtained by written consent of stockholders in lieu of a meeting. This letter and the Information Statement are intended to provide such notice. No action is required by you.

The Information Statement is for information purposes only — Please read it carefully.

March 25, 2010                                                                            By Order of the Board of Directors

/s/ David F. Stever
                                                                                                            President, Chief Executive Officer and Director

A.G. VOLNEY CENTER, INC.
124 Lincoln Avenue South, Liverpool, NY, 13088

INFORMATION STATEMENT
(Definitive)

March 25, 2010

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This information statement is being mailed on or about April 5, 2010 to the stockholders of record of A.G. Volney Centers, Inc. at the close of business on March 25, 2010 (the “Record Date”). This information statement is being sent to you for information purposes only. No action is requested or required on your part. This information statement constitutes notice to our stockholders of corporate action by stockholders without a meeting, as required by Section 228 of the Delaware General Corporation Law.

This information statement is being furnished to you to inform you that holders of shares representing a majority of the voting power of shares of our securities have adopted, by written consent, resolutions authorizing us to amend and restate Certificate of Incorporation.

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and all documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees, and fiduciaries will forward this information statement to the beneficial owners of our common stock held of record by these persons and we will reimburse them for their reasonable expenses incurred in this process.

Only one information statement is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (315) 703-9012. If multiple stockholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to stockholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

Voting Securities

The approval of the Amendment requires the consent of the holders of a majority of the outstanding shares of common stock entitled to vote. Approval of the Amendment was obtained by written consent of the stockholders rather than at a duly called meeting of stockholders. On March 25, 2010 shareholders holding 12,800,000 shares of our common stock (the “Consenting Holders”) which represents approximately 73.86% of our outstanding voting securities delivered a written consent to us adopting the proposals set forth herein. No consideration was paid for the consent.

Dissenters’ Right Of Appraisal

Under Delaware law and our Certificate of Incorporation and By-laws, no stockholder has any right to dissent to the proposed Amendment and no stockholder is entitled to appraisal of or payment for their shares of our stock.

APPROVAL OF THE AMENDMENT
TO CREATE BLANK CHECK PREFERRED STOCK

The approval to amend our Certificate of Incorporation to authorize the designation of our 10,000,000 shares of preferred stock as Blank Check Preferred Stock was approved by our Board and the Consenting Holders on March 25, 2010. Accordingly, we have secured the necessary authorization for the Amendment as required by Section 242 of the DGCL.

Effective Date for Designating Bank Check Preferred Stock

The Effective Date of the designation of the Blank Check Preferred Stock (the ‘‘Effective Date’’) will be 5:00 p.m. Eastern Time on the date the Amended and Restated Certificate of Incorporation is accepted and recorded by the Delaware Secretary of State in accordance with Section 103 of the DGCL, which is anticipated to be on or after April 26, 2010, but in no case will the Effective Date be earlier than 20 calendar days after the date this Information Statement is first mailed to stockholders.

Reasons for Designating Bank Check Preferred Stock

The Board believes that the availability of authorized but unissued shares of Blank Check Preferred Stock will provide us with the flexibility to issue such securities for a variety of corporate purposes, such as, to make acquisitions through the use of stock, to raise equity capital or to reserve additional shares for issuance under such plans and under plans of acquired companies.  The Board believes that the designation of blank check preferred stock would facilitate our ability to accomplish these businesses and financial objectives in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by our Certificate of Incorporation, applicable law or the rules of any stock exchange or national securities association trading system on which the our securities may then be listed.  The Board has no immediate plans, understandings, agreement or commitments to issue Blank Check Preferred Stock for any purposes.

Effect of Designating Blank Check Preferred Stock

The Amendment would provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its common stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by our Board for any proper corporate purpose. It is anticipated that such purposes may include exchanging preferred stock for common stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive stockholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to stockholders generally.

While the Amendment may have anti-takeover ramifications, the Board believes that the financial flexibility offered by the Amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, the Amendment may encourage persons seeking to acquire the Company to negotiate directly with the Board enabling the Board to consider the proposed transaction in a manner that best serves the stockholders' interests.

The Company has no present plans, arrangements, commitments or understandings for the issuance of shares of preferred stock.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the certificate of incorporation which is not shared by all other holders of the Company’s common stock. See “Security Ownership of Certain Beneficial Owners and Management.”

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

Common Stock

As of the Record Date, there were 100,000,000 million shares of common stock authorized with a stated par value of $0.001 per share, of which 17,330,000 shares were issued and outstanding. The holders of shares of common stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders. The holders of shares of common stock are entitled to receive pro rata dividends, when and as declared by the board of directors in its discretion, out of funds legally available therefore, but only if all dividends on the preferred stock have been paid in accordance with the terms of the outstanding shares of preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the board of directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Delaware General Corporation Law and will be determined by the board of directors. In addition, the payment of any such dividends will depend on the Company’s financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Preferred Stock

Immediately following approval of the Amendment to designate the Blank Check Preferred Stock the Board of Directors of the Company will have the right to issue up to 10,000,000 shares of blank check preferred stock, par value of $.001 per share, the voting powers, designations, preferences and other special rights, and qualifications, limitations and restrictions of which may be established from time to time by the Board of Directors of the Company without approval of the stockholders and which may be issued in one or more series.  See “Approval of the Amendment to Designate Blank Check Preferred Stock.”

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of the Company common stock as of March 25, 2010 immediately prior to the filing of this Information Statement, with respect to: (1) each person known by the Registrant to beneficially own 5% or more of the outstanding shares of common stock, (2) each of the Company’s current directors, (3) each of the Company’s current executive officers and (4) all current directors and officers as a group.  Except as noted, each person set forth below has sole voting and investment control over the shares reported.

Name and Address	Shares Held	Percentage(1)
David F. Stever 124 Lincoln Ave. S. Liverpool. NY 13088	400,000	2%

Samantha M. Ford 410 Balsam Street Liverpool, NY 13088	400,000	2%

Carl E. Worboys 118 Chatham Rd. Syracuse, NY 13203	6,000,000	35%

Joseph C. Passalaqua 106 Glenwood Dr. S. Liverpool, NY 13090	6,000,000	35%

All Directors and Executive Officers as a Group (without naming them) (2 persons)	800,000	5%

(1) Based on 17,330,000 shares of common stock issued and outstanding as of March 25, 2009.

None of the persons listed above have the right to acquire beneficial ownership within sixty days.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our quarterly reports on Form 10-Q for the quarterly periods ended September 30, 2009, June 30, 2009 and March 31, 2009 and our annual report of form 10-K for the year ended December 31, 2009. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:  A.G. Volney Center, Inc., 124 Lincoln Avenue South, Liverpool, New York 13088

EFFECTIVE DATE OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Pursuant to Rule 14c-2 under the Exchange Act, this amendment to the Certificate of Incorporation shall not be effective until a date at least twenty (20) days after the date on which the Definitive Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on April 26, 2010 or as soon thereafter and is practicable.

By Order of the Board of Directors

/s/ David F. Stever
David F. Stever
President, Chief Executive Officer & Director